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                                  Exhibit 11

                FRONTIER NATIONAL CORPORATION AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three and nine-month periods ended September 30, 1999 and 1998. Average shares outstanding have been retroactively adjusted on an equivalent share basis for the effects of the business combination, the stock dividend and the stock split as discussed in the notes to consolidated financial statements.

                                                              Three Months                     Nine Months
                                                           Ended September 30               Ended September 30
                                                     ------------------------------   -----------------------------
                                                          1999            1998             1999           1998
                                                     -------------    -------------   -------------  --------------
Basic Earnings Per Share:
   Net income....................................    $     511,593    $     318,859   $   1,702,598  $      941,358
                                                     =============    =============   =============  ==============

   Earnings on common shares.....................    $     511,593    $     318,859   $   1,702,598  $      941,358
                                                     =============    =============   =============  ==============

   Weighted average common shares
     outstanding - basic.........................        3,440,010        2,691,141       3,460,060       2,256,588
                                                     =============    =============   =============  ==============

   Basic earnings per common share...............    $         .15    $         .12   $         .49  $          .42
                                                     =============    =============   =============  ==============

Diluted Earnings Per Share:
   Net income....................................    $     511,593    $     318,059   $   1,702,598  $      941,358
                                                     =============    =============   =============  ==============

   Weighted average common shares
     outstanding - diluted.......................        3,485,010        2,714,253       3,505,060       2,264,376
                                                     =============    =============   =============  ==============

   Diluted earnings per common share.............    $         .15    $         .12   $         .49  $          .42
                                                     =============    =============   =============  ==============